                                                                    Exhibit 10.8
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                   LOAN AND SECURITY AGREEMENT  BAYBANK, N.A.
                   ------------------------------------------

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                               September 25, 1996


          THIS AGREEMENT is made between

          BAYBANK, N.A. (hereinafter, the "LENDER"), a national banking association with offices at 7 New England Executive Park, Burlington, Massachusetts 01803

          and

          SEACHANGE INTERNATIONAL, INC. (hereinafter, the "BORROWER"), a Delaware corporation with its principal executive offices at 124 Acton Street, Maynard, Massachusetts in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

                                  WITNESSETH:

ARTICLE 1 - THE REVOLVING CREDIT.
--------------------------------

     1-1.  Establishment of Revolving Working Capital Credit.
           -------------------------------------------------

          (a) The Lender hereby establishes a revolving working capital line of credit (hereinafter, the "WORKING CAPITAL LINE") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Working Capital Line shall be determined by the Lender by reference to Working Capital Line Availability (as defined below), as determined by the Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities (as defined below) to the Lender under or pursuant to this Agreement, are payable as provided in
Article 12 hereof.

          (b) As used herein, the term "WORKING CAPITAL LINE AVAILABILITY" refers at any time to the lesser of (i) or (ii), below, where:

              (i) Is up to: Six Million Dollars ($6,000,000.00) (the "Working Capital Line Amount").

              (ii)  Is

                    (A) 80% of the face amount of each of the Borrower's domestic based Acceptable Accounts (as defined below), plus

                    (B) 70% of the face amount of each of the Borrower's blue-chip international Acceptable Accounts (defined herein) with a Standard & Poors (or similar rating organization acceptable to Lender) rating of no less than A1P1. Notwithstanding the foregoing, the amount computed in (b)(ii)(B) shall not exceed either (1) $1,000,000.00, or (2) twenty-five percent (25%) of the amount of the Working Capital Line Availability (as defined herein).

          (c) Working Capital Line Availability shall be based upon Borrowing Certificates furnished as provided in Section 8-3, below, the Compliance Certificate furnished as provided in Section 8-10, below, or such other information which may be required by the Bank.

          (d) The proceeds of borrowings under the Working Capital Line shall be used solely for working capital purposes of the Borrower.

          (e) The Lender shall not be obligated to issue letters of credit in the aggregate amount of more than Two Million Dollars ($2,000,000.00) outstanding at any time during the term of this Loan. The amounts of such letters of credit shall be considered loans made hereunder.

     1-2.  Establishment of Revolving Equipment Line of Credit.
           ---------------------------------------------------

          (a) The Lender hereby establishes a revolving equipment line of credit (hereinafter, the "EQUIPMENT LINE") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Equipment Line shall be determined by the Lender by reference to Equipment Line Availability (as defined below), as determined by the Lender from time to time hereafter.
All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities (as defined below) to the Lender under or pursuant to this Agreement, are payable as provided in Article 12 hereof.

          (b) As used herein, the term "EQUIPMENT LINE AVAILABILITY" refers at any time to the lesser of (i) or (ii), below, where:

              (i) Is up to: One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Equipment Line Amount").

              (ii) Is (A) 80% of the lesser of (1) the price shown on the invoices for such amounts, or (2) actual cost, excluding, in each case, any associated "soft" charges (including, without limitation, professional fees, installation fees, extended warranty charges, training, and the like).

          (c) Equipment Line Availability shall also be based upon the Compliance Certificate furnished as provided in Section 8-10, below, or such other information which may be required by the Bank.

          (d) The proceeds of borrowings under the Equipment Line shall be used solely for the purchase of computer equipment, furniture, and other general fixed assets, subject to the Lender's prior approval in each instance and also subject to the granting of first perfected security interests, acceptable to the Lender, in the Acquired Assets.

     1-3.  Advances in Excess of Availability.  The Lender does not have
           ----------------------------------
any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan Account (defined below) would exceed Availability. The making of loans, advances, and credits and the providing of financial accommodations by the Lender in excess of Availability is for the benefit of the Borrower and does not limit the obligations of the Borrower hereunder; such loans constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations in excess of Availability on any one occasion shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

     1-4.  Risks of Value of Assets.  The Lender's reference to a given
           ------------------------
asset for monitoring concerning the Lender's making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks of the creditworthiness of all Accounts and Accounts Receivable are and remain upon the Borrower. Reference by the Lender to a particular Account owed by a particular Account Debtor for guidance and/or monitoring shall not obligate the Lender to rely upon any other Account owed by the same Account Debtor to be acceptable for the Lender or to continue to rely upon that account. All Collateral (defined below) secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     1-5.  Procedures Under Revolving Credit.
           ---------------------------------

          (a) The Borrower may request loans and advances under the Revolving Credit from time to time hereunder, in each instance in accordance with the terms of this Agreement or such procedures as may from time to time be acceptable to the Lender.

          (b) With respect to loans and advances:

              (i) The Borrower may request a Libor Rate Loan (as defined herein) by making such request in writing, at least two (2) business days prior to any disbursement hereunder;

              (ii) The Borrower may request any Base Rate Loan (as defined herein) by making such request, in writing, by 12:00 noon on the day before such disbursement is requested hereunder; and

              (iii) There may be partial conversions of the outstanding balances hereunder to loans of another type, subject to the restrictions herein.

          (c) Subject to the terms and conditions contained herein, the Borrower may elect from time to time to convert a loan of one type to a loan of another type provided that (i) with respect to any such conversion to a Libor Rate Loan, written notice of such election shall be given to the Lender at least two (2) Business Days' prior to such election, and (ii) with respect to any conversion to, or rollover of, a Libor Rate Loan, the Borrower may only convert to or rollover such loans in minimum amounts of $1,000,000.00, and, if greater, in minimum increments of $250,000.00, and (iii) with respect to any conversion from a Libor Rate Loan, such conversion may only be effective at the expiration of the subject Interest Period.

          (d) The Lender, subject to the terms and conditions of the within Agreement, will provide the Borrower with the loan so requested, as follows:

              (i) Each request for a Libor Rate Loan under the Working Capital Line shall be in minimum amounts of $1,000,000.00, and if greater, in $250,000.00 increments.

              (ii) Each request for a Base Rate Loan shall be in minimum amounts of $250,000.00.

              (iii) Provided that there is sufficient Availability to support the same, (but subject, however, to Subsection 1-5(g), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such loan or advance to an account maintained by the Borrower with the Lender.

              (iv) A loan or advance shall be deemed to have been made under the Revolving Credit upon the charging of the amount of such loan to the Loan Account.

              (v) There shall not be any recourse to, nor liability of, the Lender on account of any of the following:

                    (A) any delay in the Lender's making of any loan or advance requested under the Revolving Credit.

                    (B) any delay in the proceeds of any such loan or advance constituting collected funds; or

                    (C) any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

              (vi) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

          (e) A request by the Borrower for any financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

              (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Lender pursuant to this Agreement.

              (ii) The Borrower is in compliance with, and has not breached any of its covenants contained in this Agreement, unless the Bank is advised of such breach, in writing, contemporaneously with such request for financial accommodation.

              (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

              (iv) No Suspension Event (defined herein) is then extant.

          (f) The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.

          (g) Upon the occurrence from time to time of any Suspension Event, the Lender may suspend advances under the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loans or to provide any financial accommodation hereunder, except that letters of credit previously issued and outstanding shall remain outstanding until their stated expiration.

     1-6.  The Loan Account.
           ----------------

          (a) An account (hereinafter, the "LOAN ACCOUNT") may be opened on the books of the Lender, in which Loan Account a record may be kept of all loans made by the Lender to the Borrower under or pursuant to this Agreement and of all payments thereon.

          (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

          (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

          (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable ON DEMAND. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

          (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-8(c), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

          (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

     1-7.  The Master Notes.  The obligation to repay loans and advances
           -----------------
under the Revolving Credit, with interest as provided herein, shall be evidenced by notes (hereinafter, the "MASTER NOTES") in the forms executed by the Borrower this date. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender upon receipt of a certification by the Lender as to the loss, mutilation, or destruction of said Master Note or Notes.

     1-8.  Payment of Loan Account.
           -----------------------

          (a) Working Capital Line.  The Borrower may repay all or any portion
              --------------------
of the principal balance of the Working Capital Line from time to time until the termination of the Working Capital Line (as to which, see Article 12, below).

          (b) Equipment Line.  The Borrower may repay all or any portion of the
              --------------
principal balance of the Equipment Line from time to time until the termination of the Equipment Line (as to which, see Article 12, below). Any advances made by the Lender after such date, if any, shall be payable ON DEMAND. The Borrower shall repay the outstanding principal and interest under the Equipment Line beginning on the first day of the seventh (7th) calendar month after the execution of this Agreement, and continuing on the first day of every calendar month thereafter, in thirty (30) monthly payments of (i) principal, which payments shall be computed by the Lender based upon (A) the then outstanding principal balance of the Equipment Line, and (B) an amortization schedule of equal monthly principal payments over thirty (30) months, plus (ii) interest on the outstanding principal balance of the Equipment Line. The final payment shall be equal to the principal amount outstanding, together with all other amounts outstanding under the Equipment Line.

          (c) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the subject Loan Account does not exceed the applicable Availability.

          (d) The Borrower shall repay the then entire unpaid balance of the Loan Account as provided in Article 12 hereof.

     1-9.  Interest.
           --------

          (a) Calculation.  The unpaid amount of each loan advance credited to
              -----------
the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the applicable interest rate specified below:

              (i) Working Capital Line.  Except as otherwise provided below, all
                  --------------------
loans and advances made to the Borrower under the Working Capital Line shall bear interest, until repaid, at the Borrower's option (to be exercised as provided below) (the "Interest Rate Option") of either:

                  (1) the Lender's "Base Rate" of interest (as defined below) (each advance under the Revolving Credit bearing interest calculated based on a Base Rate is hereinafter individually referred to as a "Base Rate Loan" and collectively referred to as the "Base Rate Loans"), or

                  (2) a per annum interest rate equal to the aggregate of the Libor Rate (as defined below) plus two hundred twenty-five (225) basis points, determined two (2) Libor Business Days prior to the commencement of the applicable Interest Period (as defined below) for either thirty (30), sixty
(60), or ninety (90) days, for principal amounts outstanding and/or to be advanced under the Working Capital Line (each advance under the Working Capital Line bearing interest calculated based upon a Libor Rate is hereinafter referred to individually as a "Libor Rate Loan" and collectively as "Libor Rate Loans" and the term selected for any Libor Rate Loan shall be referred to as the "Interest Period"). Unless the Borrower notifies the Lender in writing by 10:00 a.m. Boston, Massachusetts time at least two (2) Libor Business Days before the last day of the Interest Period of a Libor Rate Loan, that Borrower elects to roll over such

Libor Rate Loan for an additional thirty (30), sixty (60), ninety (90) days, at the aggregate of the then current Libor Rate plus two hundred twenty-five (225)
                     ----
basis points, such Libor Rate Loan, unless an Event of Default (as defined herein) is then existing under the Working Capital Line, shall convert to a Base Rate Loan under the Working Capital Line on the first day following the end of such Interest Period.

              (ii) Equipment Line. Except as otherwise provided below, all advances made to the Borrower under the Equipment Line shall bear interest until repaid, at the Lender's "Base Rate" of interest (as defined herein).

              (iii) Availability of Libor Rate. Notwithstanding anything to the
                    --------------------------
contrary contained herein, if there exists any period of time for which a Libor Rate is not available, for any reason as determined by the Lender, all such requests for Libor Rate Loans under the Working Capital Line shall accrue interest (based upon a 360-day year and actual day months) at the Lender's Base Rate.

              (iv) Election of Libor Rate or Base Rate. The Borrower shall elect
                   -----------------------------------
either a Libor Rate Loan or a Base Rate Loan at the time of each borrowing request, pursuant to the terms and conditions of Section 1-5, above. Subject to other restrictions contained in this Agreement, the Borrower may elect to treat part of a Working Capital Line as a Libor Rate Loan, and/or a Base Rate Loan.

              (v) Indemnification. The Borrower hereby indemnifies the Lender
                  ---------------
and agrees to hold the Lender harmless from and against any loss, cost, or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of any interest on a Libor Rate Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain a Libor Rate Loan, or (b) the making of any principal payment (whether voluntarily or after acceleration by the Lender pursuant to its rights hereunder) of a Libor Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Libor Rate Loan.

              (vi) Restrictions. All of the forgoing provisions relating to
                   ------------
 Interest Period are subject to the following:

                    (1) If any Interest Period with respect to a Libor Rate Loan would otherwise end on a day that is not a Libor Business Day (as defined herein), that Interest Period shall be extended to the next succeeding Libor Business Day and interest shall accrue during such extension;

                    (2) The Borrower may not request an Interest Period relating to any Libor Rate Loan that would otherwise extend beyond the maturity date of the Working Capital Line.

          (b) Interest Payments.  All interest payments under the Revolving
              -----------------
Credit, including all Libor Rate Loans, shall be payable in arrears on the first day of each month.

          (c) Event of Default.  Upon the occurrence of an Event of Default (as
              ----------------
defined below) and while such Event of Default remains uncured, as provided herein, the outstanding balance of loans and advances under the Revolving Credit shall accrue interest at the aggregate of the Lender's Base Rate plus four percent (4.0%) per annum.

          (d) Prepayment Premium.  The Borrower shall have the right to prepay,
              ------------------
in whole or in part, at any time or times, without penalty or premium, any loans or advances hereunder, with the exception of Libor Rate Loans.

     1-10.  Facility Fee.
            -------------

          (a) As compensation for the Lender's commitment included herein to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender shall earn a FACILITY FEE (so referred to herein), which fee shall be paid quarterly, on a calendar year basis, in arrears, for each of the Working Capital Line and the Equipment Line, in an amount equal to one quarter of one percent (.25%) per annum of the average unused portion of the Working Capital Line Amount and Equipment Line Amount (computed on a daily basis), as determined by the Lender, for the subject quarter.

          (b) The Borrower shall not be entitled to any credit, rebate or repayment of any Facility Fee previously earned by the Lender pursuant to this Section notwithstanding any termination of the within Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

      1-11.  Lender's Discretion.
             -------------------

          (a) Each reference in the Loan Documents to the Lender's exercise of discretion or the like shall be to the Lender's exercise of its judgement in accordance with its standard practice, in good faith (which shall be presumed), based upon the Lender's consideration of any such factors as the Lender, taking into account information of which the Lender then has actual knowledge, believes:

              (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

              (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.

              (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a Bankruptcy or insolvency proceeding.

              (iv) Constitutes a Suspension Event.

          (b) In the exercise of such judgment in accordance with its standard practice, the Lender also may take into account any of the following factors:

              (i) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

              (ii) General economic conditions which have a material effect on the Borrower's cost structure.

              (iii) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

          (c) The burden of establishing the Lender's failure to have acted in a reasonable manner in the Lender's exercise of discretion shall be the Borrower's.

     1-12.  Charging of Borrower's Account. In addition to the Lender's
            ------------------------------
rights set forth in Section 1-6, above, and the Lender's right of set off set forth in Section 13-14, below, the Borrower authorizes the Lender, without notice, to charge any account which the Borrower maintains with the Lender for any payments due from the Borrower to the Lender on account of the Liabilities. Notwithstanding the foregoing, the Lender shall provide the Borrower with prior notice with respect to scheduled payments of principal and interest hereunder.

ARTICLE 2 - GRANT OF SECURITY INTEREST
--------------------------------------

      2-1.  Grant of Security Interest.  To secure the Borrower's prompt,
            --------------------------
punctual, and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

          (a) All Accounts and Accounts Receivable.

          (b)  All Inventory.

          (c)  All Contract Rights.

          (d)  All General Intangibles.

          (e)  All Equipment.

          (f)  All Goods.

          (g)  All Fixtures.

          (h)  All Chattel Paper.

          (i) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

          (j) All Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, impressed accounts, compensating balances, money, cash, or other property;

          (k) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing or otherwise.

          (l) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (a through j) including the right of stoppage in transit.

     2-2.  Extent and Duration of Security Interest.  The within grant of a
           ----------------------------------------
security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 3 - DEFINITIONS.
-----------------------

          As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

          "ACCEPTABLE ACCOUNTS":

          (a) Such of the Borrower's Accounts and Accounts Receivable (as defined below) as arise in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower, which Accounts and Accounts Receivable have been determined by the Lender to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance.

          (b) The following is a partial listing of those types of accounts or accounts receivable which are not Acceptable Accounts:

              (i) Any which is more than sixty (60) days past due as shown on the agings of the Borrower's accounts receivable furnished the Lender from time to time (each of which agings shall be prepared in accordance with generally accepted auditing standards).

              (ii) Any which is owed by any Account Debtor (as defined herein) with respect to which twenty percent (20.0%) or more of whose accounts are not Acceptable Accounts hereunder.

              (iii) Any which, when aggregated with all of the accounts of that Account Debtor, exceeds twenty percent (20.0%) of the then aggregate of Acceptable Accounts.

              (iv) Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

              (v) Any which arises out of any sale made on a basis other than upon terms usual to the business of the Borrower.

              (vi) Any which arises out of any sale made on a "bill and hold," dating, a pre-billed basis, or delayed shipping basis.

              (vii) Any which is owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia, except those accounts receivable approved by the Lender in writing.

              (viii)  Any which is owed by any Related Entity.

              (ix) Any as to which the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback.

              (x) Any which is evidenced by a promissory note.

              (xi) Any which is due and payable to the Borrower in more than thirty (30) days from invoice.

              (xii) Any which is owed by any person employed by, or a salesperson of, the Borrower.

              (xiii) Any which the Lender in its sole discretion considers unacceptable for any reason.

          "ACCOUNTS" and "ACCOUNTS RECEIVABLE": include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit;

all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

          "ACCOUNT DEBTOR": has the meaning given that term in the UCC.

          "ACQUIRED ASSETS": is defined as such equipment to be purchased by the Borrower with the proceeds from the Equipment Line.

          "AFFILIATE": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

          "AVAILABILITY": is defined as the amounts available for borrowing, separately, under the Working Capital Line and/or the Equipment Line, as more particularly described in Sections 1-1(b) and 1-2(b).

          "BASE RATE": the Base Rate or Prime Rate announced from time to time by the Lender. Any change in such Base Rate shall be effective, for purposes of the calculation of interest due hereunder, when made effective generally by the Lender.

          "BASE RATE LOAN" or "BASE RATE LOANS": are defined in Section 1-9.

          "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

          "BORROWER":  is defined in the Preamble.

          "BUSINESS DAY": any day other than (a) a Saturday, Sunday; (b) a day on which the Lender is not open to the general public to conduct business; or
(c) a day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business.

          "CHATTEL PAPER": has the meaning given that term in the UCC.

          "COLLATERAL":  is defined in Section 2-1.

          "COMPLIANCE CERTIFICATE": is defined in Section 8-10.

          "CONTRACT RIGHTS": includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

          "CONTROL": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

          "COSTS OF COLLECTION": includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

          "CURRENT LIABILITIES": the total of all indebtedness of the Borrower which properly may be classified as current liabilities in accordance with GAAP (defined below).

          "DEBT": the aggregate amount of indebtedness of the Borrower which may be classified as "liabilities" in accordance with GAAP.

          "DOCUMENTS": has the meaning given that term in the UCC.

          "DOCUMENTS OF TITLE": has the meaning given that term in the UCC.

          "EMPLOYEE BENEFIT PLAN":  as defined in ERISA.

          "ENCUMBRANCE":  each of the following:

          (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

          (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

          (c) The placement, location, storage, or warehousing of any Inventory at any place, location, or space where the owner of such place, location, or space has not provided the Lender with a Landlord's Waiver reasonably satisfactory to the Lender.

          "ENVIRONMENTAL LAWS":

          (a) any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and

          (b) the common law relating to damage to Persons or property from Hazardous Materials.

          "EQUIPMENT": includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

          "EQUIPMENT LINE":  is defined in Section 1-2.

          "EQUIPMENT LINE AMOUNT": is defined in Section 1-2(b).

          "EQUIPMENT LINE AVAILABILITY": is defined in Section 1-2.

          "EQUIPMENT LINE MATURITY DATE": is defined in Section 12 .

          "ERISA": the Employee Retirement Security Act of 1974, as amended.

          "ERISA AFFILIATE": any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

          "EVENTS OF DEFAULT":  is defined in Article 9.

          "FACILITY FEE":  is defined in Section 1-9.

          "FIXED COSTS": is defined as the mandatory principal payments due (to any lender) within the next twelve (12) months, plus fixed minimum rents with respect to real property or equipment due over the next twelve (12) months, plus payments due or capital and operating leases over the next twelve (12) months, all calculated in accordance with GAAP.

          "FIXTURES": has the meaning given that term in the UCC.

          "GAAP": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

          "GENERAL INTANGIBLES": includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

          "GOODS": has the meaning given that term in the UCC.

          "HAZARDOUS MATERIALS": any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any state.

          "INDEBTEDNESS":  all indebtedness and obligations of or assumed by any
Person: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of the Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

          "INDEMNIFIED PERSON": is defined in Section 13-11.

          "INSTRUMENTS": has the meaning given that term in the UCC.

          "INTEREST PERIOD":  is defined in Section 1-9.

          "INVENTORY": includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

          "LEASE": any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

          "LENDER":  is defined in Preamble.

          "LENDER'S RIGHTS AND REMEDIES": is defined in Section 10-6.

          "LETTER OF CREDIT": is any letter of credit issued by the Lender at the request of the Borrower.

          "LIABILITIES": includes, without limitation, all and each of the following, whether now existing or hereafter arising:

          (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

          (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, Indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

          (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

          (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

          (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

          (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

          "LIBOR BUSINESS DAY": is defined as any day on which the Lender is open for business, and commercial lenders are open for international business (including dealings in dollar deposits) in the London interbank market as may be selected by the Lender in its sole discretion acting in good faith.

          "LIBOR OFFER RATE: means, for any Interest Period, that rate of interest (rounded upwards, if necessary to the next 1/100th of 1%) determined by the Lender to be the prevailing rate per annum at which deposits in United States Dollars are offered to the Lender two (2) Libor Business Days prior to the beginning of such Interest Period, by first-class banks in the London Interbank Market in which the Lender regularly participates for delivery on the first day of such Interest Period for the number of days comprised therein, in an amount comparable to the amount of the Libor Rate Loan to which such Interest Period applies.

          "LIBOR RATE": means that per annum rate equal to the decimal equivalent of a fraction, the numerator of which equals the Libor Offer Rate (as defined herein) and the denominator of which equals an amount equal to (i) one
(1) minus (ii) the Reserve Percentage (as defined herein). Upon the Borrower's request, the Lender will report to the Borrower, two (2) Libor Business Days prior to the beginning of any Interest Period, the Libor Rate available to the Borrower for such Interest Period.

          "LIBOR RATE LOAN" or "LIBOR RATE LOANS": is defined in Section 1-9.

          "LIQUID ASSETS": is defined as the aggregate of the Borrower's (i) cash and currency on hand and on deposit, demand deposits and checks held, plus
(ii) short term, highly liquid investments made that are readily convertible to known amounts of cash, plus (iii) marketable securities, plus (iv) Acceptable Accounts, less allowances for doubtful Accounts.

          "LOAN ACCOUNT":  is defined in Section 1-6.

          "LOAN DOCUMENTS": the within Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

          "MASTER NOTES":  is defined in Section 1-7.

          "NET WORTH": is defined as the difference between (i) the aggregate amount of the Borrower's assets and (ii) the aggregate amount of all liabilities of the Borrower, each of which (assets, and liabilities) are determined in accordance with GAAP.

          "NEGATIVE VARIANCE": a result or condition which is worse than that which is projected or required by the standard against which the result or condition is being referenced.

          "NET PROFIT": is defined as the aggregate gross revenue after taxes and other income, including, without limitation, interest income, minus the aggregate of (i) costs of goods sold, (ii) salary, administration, and general expenses, and (iii) any other items that are properly treated as expenses under GAAP.

          "OFFICER'S CERTIFICATE": is defined in Section 8-7.

          "OPERATING CASH FLOW": shall be equal to the Borrower's net profit, plus depreciation, plus amortization, and other non-cash charges less unfinanced capital expenditures made during such period, each calculated in accordance with GAAP.

          "PERSON": any natural person, and any corporation, trust, partnership, joint venture, or other enterprise or entity.

          "PROCEEDS": include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in Sections 2-1, above.

          "RECEIPTS": all cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

          "RECEIVABLES COLLATERAL": refers to that portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and Bankers' acceptances held by the Borrower, and any rights to payment.

          "RELATED ENTITY": refers to (a) any Affiliate; and (b) any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

          "REQUIREMENT OF LAW": as to any Person: (a)(i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

          "RESERVE PERCENTAGE": means the decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Lender's federal banking regulator or the Board of Governors of the Federal Reserve system for determining the maximum reserve requirement of the Lender with respect to so- called "Euro Currency Liabilities" as defined in such regulations. The Reserve Percentage applicable to any advances under the Revolving Credit shall be based upon that in effect two (2) Libor Business Days prior to the subject Interest Period.

          "REVOLVING CREDIT": is defined, individually and collectively, as the Working Capital Line and the Equipment Line.

          "SECURITIES": has the meaning given that term in the UCC.

          "SUSPENSION EVENT": any occurrence which (i) is an Event of Default; or (ii) would become an Event of Default if the notice and/or the running of the period of time specified for that occurrence were to be given and/or were to run and such occurrence were not cured within any applicable grace period.

          "TANGIBLE NET WORTH": is defined as the difference between (a) Net Worth (as defined above), and (b) the value of all assets of the Borrower defined as intangible assets under GAAP, including, without limitation, capitalized software, good will, and patents owned by the Borrower.

          "TERMINATION DATE": is defined as the applicable Working Capital Line Maturity Date and the Equipment Line Maturity Date.

          "UCC": the Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

          "WORKING CAPITAL LINE": is defined in Section 1-1.

          "WORKING CAPITAL LINE AMOUNT": is defined in Section 1-1(b).

          "WORKING CAPITAL LINE AVAILABILITY": is defined in Section 1-1.

          "WORKING CAPITAL LINE MATURITY DATE": is defined in Section 12.

ARTICLE 4 - CONDITIONS PRECEDENT.
--------------------------------

          Precedent to the effectiveness of this Agreement, the establishment of the financing arrangements contemplated hereby, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 4-1 through and including 4-5, each in form and substance satisfactory to the Lender shall have been delivered to the Lender, and the conditions respectively described in Sections 4-6 through and including 4-8, shall have been satisfied:

     4-1.  Corporate Due Diligence.
           -----------------------

          (a) A Certificate of corporate good standing issued by the Secretary of State of Delaware.

          (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

          (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     4-2. Opinion. An opinion of counsel to the Borrower in form and substance
          -------
satisfactory to the Lender.

     4-3. Landlord's Waivers. Waivers (each in form reasonably satisfactory to
          ------------------
the Lender) by each of the Borrower's landlords.

     4-4. Additional Documents. Such additional instruments and documents as the
          --------------------
Lender or its counsel reasonably may require or request.

     4-5. Officer's Certificate. Certificate executed by the President of the
          ---------------------
Borrower, in form of presentation acceptable to the Lender, to be delivered at the execution of this Agreement, stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents and in the Certificate are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     4-6.  Representations and Warranties.  Each of the representations
           ------------------------------
made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

     4-7.  No Event of Default.  No event shall have occurred, or failed to
           -------------------
occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     4-8.  No Adverse Change.  No event shall have occurred or failed to
           -----------------
occur, which occurrence or failure is or is reasonably likely to result in a materially adverse effect upon the Borrower's financial condition, operating results, or cash flows from the Borrower's financial condition at March 31, 1996.

     4-9.  Financial Reports.  The delivery to the Lender of unqualified
           -----------------
financial statements audited by Price Waterhouse for the period ending December 31, 1995 with no material change from the company prepared financial statements for the same period.

     4-10.  UCC-Termination.  The termination of all prior UCC-1 Financing
            ---------------
Statements (including, without limitation, Silicon Valley Bank).

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.
-------------------------------------------------------------

          To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

     5-1.  Payment and Performance of Liabilities. The Borrower shall pay
           --------------------------------------
each Liability when due and shall promptly, punctually, and faithfully perform each other Liability.

     5-2. Due Organization - Corporate Authorization - No Conflicts.
          ---------------------------------------------------------
          (a) The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be desirable or necessary.

          (b) Each Related Entity is listed on EXHIBIT 5-2, annexed hereto.
Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

          (c) The Borrower has all requisite corporate power and authority to execute and deliver to the Lender all and singular the Loan Documents to which the Borrower is a party and has all requisite corporate power to perform all and singular the Liabilities.

          (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by the Borrower as contemplated hereby) ; and the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                    (i) Have been duly authorized by all necessary corporate action.

                    (ii) Do not contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                    (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

          (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     5-3.  Maintain Accounts.  To permit the Lender to monitor the
           -----------------
Borrower's financial performance and condition, the Borrower shall maintain the Borrower's primary depository and operating accounts with the Lender.

     5-4.  Trade Names.
           -----------

          (a) EXHIBIT 5-4, annexed hereto, is a listing of:

              (i) All names under which the Borrower ever conducted its business.

              (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets, over the previous two (2) year period.

          (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of the within Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-4.

          (c) To the best of the Borrower's knowledge, the conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

          (d) To the best of the Borrower's knowledge, the Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

     5-5.  Locations.  The Collateral, and the books, records, and papers
           ---------
of Borrower pertaining thereto, are kept and maintained solely at the chief executive offices of the Borrower stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 5-

5, annexed hereto, which EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on EXHIBIT 5-5 without prior notification to the Lender and further provided that there is no Event of Default existing hereunder.

     5-6.  Title to Assets.  The Borrower is, and shall hereafter remain,
           ---------------
the owner of the all of its present and future assets free and clear of all Encumbrances.

     5-7.  Indebtedness.  The Borrower does not and shall not hereafter have
           ------------
 any Indebtedness with the exceptions of:

          (a)  Any Indebtedness to the Lender.

          (b) Purchase money liens, and equipment leases, in the maximum amount of $750,000.00 (total liability). Such Indebtedness (if any) is listed on
EXHIBIT 5-7, annexed hereto.

          (c) Ordinary trade indebtedness incurred in the normal course of the Borrower's business.

     5-8.  Insurance Policies.
           ------------------

          (a) EXHIBIT 5-8, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

          (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to
the Lender.    All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

          (c) The Borrower shall advise the Lender of each claim made by the Borrower under any policy of insurance which covers the Collateral (with the exception of claims up to the aggregate amount of $50,000.00) and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

          (d) The Borrower shall maintain at all times those policies of insurance now or hereafter obtained by the Borrower and assigned to the Lender.

     5-9.  Licenses.  EXHIBIT 5-9, annexed hereto, is a schedule of all
           ---------
license, distributor, franchise, and similar agreements issued to, or to which the Borrower is a party. Each of such agreements is in full force and effect. No party to any such agreement is in default or violation of any such agreement and the Borrower has not received any notice or threat of cancellation of any such agreement.

     5-10.  Leases.  EXHIBIT 5-10, annexed hereto, is a schedule of all
            -------
presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time upon or after the occurrence of an Event of Default, or with the Borrower's prior consent, to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     5-11.  Material Contracts.  EXHIBIT 5-11, annexed hereto, is a
            -------------------
schedule of all Material Contracts. Each Material Contract is in full force and effect. No party to any such Material Contract is in default or violation of any provision thereof and the Borrower has not received any notice or threat of cancellation of any such agreement.

     5-12.  Requirements of Law. The Borrower is in compliance with, and
            --------------------
shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     5-13.  Maintain Properties. The Borrower shall:
            --------------------

           (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

           (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

           (c) Not use any of the Collateral in violation of any policy of insurance thereon.

           (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

               (i) The sale of Inventory in compliance with the within Agreement.

               (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

               (iii) The turning over to the Lender of all Receipts as provided herein.


     5-14.  Pay Taxes.
            ---------

          (a) (i) The federal income tax returns of the Borrower have been filed with the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year ending December 31, 1995, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised by the Internal Revenue Service which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

          (ii) All returns of the Borrower for state and local income, excise, sales, and other taxes have been filed, except as provided in EXHIBIT 5-14, attached hereto, for all fiscal years through and including the Borrower's taxable year December 31, 1995, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes.
No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

          (iii) There are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

          (b) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied (unless contested by the Borrower in good faith and in accordance with such requirements and rules of the relevant taxing authority, provided notice of same is delivered to the Lender), assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

          (c) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     5-15.  No Margin Stock.  The Borrower is not engaged in the business
            ---------------
of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G.U.T. and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing from the Lender will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     5-16.  ERISA.  Neither the Borrower nor any ERISA Affiliate ever has or
            -----
hereafter shall:

            (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

            (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

            (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of ERISA.

            (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

            (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.


     5-17.  Hazardous Materials.
            -------------------

            (a) To the best of the Borrower's knowledge, the Borrower has never:
(i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b) The Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

            (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     5-18.  Litigation.  Except as set forth on EXHIBIT 5-18, there is not
            ----------
presently pending or, to the best of the Borrower's knowledge, threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future. The Borrower shall promptly notify the Lender of the commencement of any suit, action, proceeding, or investigation brought against the Borrower (except to the extent all such suits, actions, proceedings, or investigations do not equal more than $50,000.00, in the aggregate).

     5-19.  Stock; Dividends and Investments. The Borrower shall not
            --------------------------------


            (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

            (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock, except in accordance with the Borrower's employee stock option and restricted stock plans, provided that the Borrower is in compliance with all other terms and conditions of this Agreement and except that the Borrower may retire all treasury stock held as of June 30, 1996.

            (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

            (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

            (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

            (f) Organize or create any Related Entity.

            (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

            (h) Sell any of the Borrower's capital stock, or rights to purchase any of the Borrower's capital stock, for amounts in excess of $5,000,000.00, in the aggregate, without either (i) obtaining the Lender's prior written consent, or (ii) providing written notice of such event to the Lender, and paying in full all of the Liabilities.

     5-20.  Loans. The Borrower shall not make any loans or advances to,
            -----
nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

            (a) Advance payments made to the Borrower's suppliers in the ordinary course.

            (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

            (c) Loans to employees of the Borrower in the aggregate amount of up to $100,000.00.

     5-21.  Protection of Assets.  The Lender, at the Lender's discretion,
            --------------------
and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral, provided notice is given to the Borrower and Borrower is not contesting such tax or Encumbrance. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

     5-22.  Line of Business.  The Borrower shall not engage in any business
            ----------------
other than the business in which it is currently engaged or a business reasonably related thereto.

     5-23.  Affiliate Transactions.  The Borrower shall not make any payment,
            ----------------------
nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall

            (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

            (b) not differ from that which would have been charged in an arms length transaction.

     5-24.  Additional Assurances.
            ----------------------

            (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the loan arrangement contemplated hereby (Article 4), will be not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-6, annexed hereto) to secure the Liabilities and will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-6, above).

            (b) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interest in the Collateral; and to comply with all applicable statutes and laws; and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

     5-25.  Adequacy of Disclosure.
            ----------------------

            (a) All financial statements furnished to the Lender by the Borrower, including, without limitation, for fiscal years ending on December 31, 1993, December 31, 1994, and December 31, 1995, have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (b) The Borrower does not have any contingent obligations or obligation under any Lease or capital lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of the within Agreement.

            (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

     5-26.  Other Covenants.  The Borrower shall not indirectly do or cause
            ---------------
to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.
--------------------------------------------

     6-1.  Adjustments and Allowances.  The Borrower may grant such allowances
           --------------------------
or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however (a) the Borrower shall furnish the Lender with those reports described in Section 8-3 below, with respect to any such adjustments or allowances and (b) the authority granted the Borrower pursuant to this Section may be limited or terminated by the Lender at any time in the Lender's discretion.

     6-2.  Validity of Accounts.
           --------------------

           (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

           (b) The Lender, upon or after the occurrence of an Event of Default hereunder, and at the expense of the Borrower in each instance, may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including, without limitation, by forwarding balance verification requests to the Borrower's Account Debtors), and with the Borrower's accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Lender with such information and materials as the Lender may request).

           (c) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

           (d) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

     6-3.  Notification to Account Debtors. The Lender shall have the
           -------------------------------
right, upon the occurrence of an Event of Default which is not waived or is not cured to the satisfaction of the Lender, to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

     6-4.  Returned Inventory.
           ------------------

           (a) The Borrower will provide the Lender with written notice promptly upon the occurrence of any event described in Subsection 6-4(b), below, and, after the occurrence of an Event of Default, shall hold any Inventory which is subject to such event for such disposition as the Lender may direct. If the Lender does not issue specific instructions to the Borrower concerning such Inventory within Five (5) days of the giving of such written notice, the Borrower may dispose thereof in such manner as the Borrower reasonably may deem to accord with sound business practice (subject to any requirements of applicable law and subject to the Lender's security interest in any Collateral that may arise from the resale or other disposition thereof by the Borrower), provided, however, in the event any such Inventory consists of perishable items, the Borrower may dispose of such perishables in accordance with the provisions of this Section without awaiting instructions from the Lender in respect thereto.

           (b) Subsection (a) of this Section relates to any of the following
Inventory:

               (i) For any quarter, any Inventory, in excess of ten percent (10.0%) of the Borrower's revenues for the prior quarter which is returned by any Account Debtor to the Borrower (whether or not such return has been agreed to by the Borrower) and is not in turn returned by the Borrower to such Account Debtor.

               (ii) Any which is repossessed by the Borrower.

               (iii) Any which is downgraded in quality or has its marketability otherwise affected.

               (iv) Any which is detained from, or refused entry into, or required to be removed from the United States by the appropriate governmental authorities.

     6-5.  Inventory Quality.  All Inventory now owned or hereafter acquired
           -----------------
by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances). No tangible personal property of the Borrower is or will be stored or entrusted with a bailee or other third party, except as required in the ordinary course of the Borrower's business with prior notice to the Lender.

ARTICLE 7 - LENDER AS BORROWER'S ATTORNEY-IN-FACT.
-------------------------------------------------

     7-1.  Appointment as Attorney-In-Fact.  The Borrower hereby irrevocably
           -------------------------------
constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, which appointment shall be effective only upon
                                                                      ---------
the occurrence of an Event of Default hereunder, which is not waived or cured to the satisfaction of the Lender, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

           (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

           (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in Bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

           (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

           (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

           (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or Banker's acceptance of which the Borrower is a beneficiary.

           (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

           (g) Use, license or transfer any or all General Intangibles of the Borrower.

           (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

     7-2.  No Obligation to Act. The Lender shall not be obligated to do
           --------------------
any of the acts or to exercise any of the powers authorized by Section 7-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 8 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS.
--------------------------------------------------------------------------

     8-1.  Maintain Records. The Borrower shall at all times
           ----------------

           (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

           (b) Keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

           (c) Retain independent certified public accountants who are satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

           (d) Not change the Borrower's fiscal year (from fiscal year end of December 31).

           (e) Not change the Borrower's taxpayer identification number.

     8-2.  Access to Records.
           -----------------

           (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender, and the Lender's representatives, shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

           (b) The Borrower hereby authorizes the Lender and the Lender's representatives to (no more than once every fiscal quarter, provided there is no Event of Default then existing hereunder):

               (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, which information or data is in the possession of the Borrower or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

               (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

     8-3.  Borrowing Base Certificate.  At such time or times as the Lender
           --------------------------
may request, but no less frequently than monthly at any time any Liabilities are outstanding hereunder, the Borrower shall provide the Lender with a Borrowing Base Certificate (in such form as the Lender may specify from time to time), which Certificate shall include a Schedule of all Receivables Collateral which has come into existence since the date of such Schedule then most recently provided to the Lender.

      8-4.  Monthly Reports.  Monthly, for each month of the Borrower's fiscal
            ---------------
year (including the last month) within forty-five (45) days of the close of the subject month, a detailed accounts receivable aging report, Borrowing Base Certificate (defined in Section 8-3 above) (only if amounts are outstanding under the Revolving Credit), balance sheet, income statement, and statement of cash flow. The Borrower shall provide the Lender, on a monthly basis, with copies of all written information and materials delivered to the Board of Directors of the Borrower, during the subject month.

     8-5.  Quarterly Reports.  Quarterly, within forty-five (45) days
           -----------------
following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an Compliance Certificate (as defined in Section 8-10 below) indicating the status of the Financial Covenants described in Section 8-10 below.

     8-6.  Annual Reports.
           --------------

           (a) Annually, within ninety (90) days of the Borrower's fiscal year end, audited financial statements, certified by an independent accounting firm acceptable to the Bank, including a balance sheet, income statement, statement of cash flow, together with an Compliance Certificate (defined in Section 8-10 below) and a certificate from said accounting firm as to the status of the Financial Covenants (defined in Section 8-10 below).

           (b) The Borrower shall also provide the Bank, prior to the close of Borrower's fiscal year end, with a management prepared pro forma balance sheet, income statement, and cash flow statement, broken down by quarter for the following fiscal year. Such pro forma financial statement shall also be provided to the Lender within ten (10) days of any modification thereto.

     8-7.  Officer's Certificates.  The Borrower shall cause the Borrower's
           ----------------------
President or Chief Financial Officer to provide a Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

           (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however, to usual year end adjustments.

           (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

           (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 8-10, below.

     8-8.  Additional Financial Information.  In addition to the foregoing,
           --------------------------------
the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

     8-9.  Audits.  The Lender may from time to time conduct commercial
           ------
finance audits of the Borrower's books and records (in each event, at the Borrower's expense not to exceed $4,200.00 per year, except upon or after the occurrence of an Event of Default hereunder), on an annual basis, or in connection with the modification or amendment of this Agreement, or at any time upon or after the occurrence of an Event of Default hereunder. The Borrower shall cooperate in allowing the Lender to complete its first field examination hereunder on or before August 15, 1996.

     8-10.  Financial Performance Covenants.  The Borrower shall observe
            -------------------------------
and comply with those financial performance covenants set forth on EXHIBIT 8-10, annexed hereto, which shall be tested on a quarterly basis. The Borrower shall provide the Lender with a Compliance Certificate (so referred to herein) indicating the status of the financial performance requirements, within thirty
(30) days of the close of each fiscal quarter. The Compliance Certificates shall be in form or presentation acceptable to the Lender.

ARTICLE 9 - EVENTS OF DEFAULT.
-----------------------------

     The occurrence of any event described in this Article 9 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 9-10, or the existence of certain facts or events that, but for the passage of time or the giving of notice or both, would result in the occurrence of an Event of Default hereunder, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any Event of Default, or the entry of any order for relief with respect to the Borrower under the Bankruptcy Code, any and all Liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     9-1.  Failure to Pay Revolving Credit.  The failure by the Borrower to
           -------------------------------
pay any amount when due under the Revolving Credit.

     9-2.  Failure to Make Other Payments.  The failure by the Borrower to
           ------------------------------
pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

     9-3.  Failure to Perform Covenant or Liability.  The failure by the
           ----------------------------------------
Borrower to promptly, punctually, faithfully and timely perform or discharge, or to comply with, any covenant to or with the Lender or any Liability.

     9-4.  Misrepresentation.  The determination by the Lender that any
           -----------------
representation or warranty at any time made by the Borrower to the Lender, was not true or complete when given.

     9-5.  Acceleration of Other Debt. Breach of Lease.  The occurrence of
           -------------------------------------------
any event such that any Indebtedness of the Borrower to any creditor other than the Lender has been accelerated or any Lease has been terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

      9-6.  Default Under Other Agreements.  The occurrence of any breach or
            ------------------------------
default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

      9-7.  Casualty Loss. Non-Ordinary Course Sales.  The occurrence of any
            ----------------------------------------
(a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

      9-8.  Judgment.  Restraint of Business.
            --------------------------------

           (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

           (b) The entry of any judgment against the Borrower, which judgment, if such judgment is a monetary judgment, is uninsured to the extent of $50,000.00 or more dollars or is not satisfied within fifteen (15) days of its entry, or, if such judgment is a non-monetary judgment, is not appealed from (with execution or similar process stayed), within twenty (20) days of its entry.

           (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     9-9.  Business Failure.  Any act by, against, or relating to the
           ----------------
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     9-10.  Bankruptcy.  The failure by the Borrower to generally pay the
            ----------
debts of the Borrower as they mature; adjudication of Bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to The Bankruptcy Code or any other federal Bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief is entered against the Borrower, or (y) the expiration of sixty
(60) days without dismissal of such complaint, application, or petition if such complaint, application, or petition filed against the Borrower was not filed by or at the direction of the Borrower or any related entity, and is being diligently contested).

     9-11.  Indictment - Forfeiture.  The indictment of, or institution of,
            -----------------------
any legal process or proceeding against the Borrower, or any Person who has management or policy authority with respect to the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower (or such other Person) and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     9-12.  Challenge to Loan Documents.
            ---------------------------

            (a) Any challenge by or on behalf of the Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     9-13.  Executive Management.  A change in the identity, authority, or
            ---------------------
responsibilities of a majority of the Persons having management or policy authority with respect to the Borrower from that existing at the execution of the within Agreement.

     9-14.  Change in Control.  Any change in the ownership of the capital
            ------------------
stock of the Borrower such that those Persons who, at the execution of the within Agreement, Control the Borrower, no longer so Control the Borrower.

ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT
---------------------------------------------

     In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default not cured to the satisfaction of the Lender and at any time thereafter.

     10-1.  Rights of Enforcement.  The Lender shall have all of the rights
            ---------------------
and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (c) To take possession of all or any portion of the Collateral.

            (d) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (e) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     10-2.  Sale of Collateral.
            ------------------

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

            (b) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the Lender's exercise of the Lender's rights and remedies upon default.

            (c) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

            (d) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 10 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

     10-3.  Occupation of Business Location.  In connection with the
            -------------------------------
Lender's exercise of the Lender's rights under this Article, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     10-4.  Grant of Nonexclusive License.  The Borrower hereby grants to
            -----------------------------
the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder, upon or after the occurrence of an Event of Default hereunder, including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     10-5.  Assembly of Collateral.  The Lender may require the Borrower to
            ----------------------
assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

     10-6.  Rights and Remedies.  The rights, remedies, powers, privileges,
            -------------------
and discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 11 - NOTICES.
--------------------

     11-1.  Notice Addresses.  All notices, demands, and other communications
            ----------------
made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

     If to the Lender:        BayBank, N.A.
                              7 New England Executive Park
                              Burlington, Massachusetts 01803
                              Attention:   Stephen C. Buzzell
                              Vice President

     With a copy to:          Riemer & Braunstein
                              7 New England Executive Park
                              Burlington, Massachusetts 01803
                              Attention: David A. Ephraim, Esquire

     If to the Borrower:      SeaChange International, Inc.
                              124 Acton Street
                              Maynard, Massachusetts 01754
                              Attention: Mr. Joseph S. Tibbetts, Jr.

     With a copy to:          Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              Boston, Massachusetts 02110
                              Attention: William B. Simmons, Esquire

     11-2.  Notice Given.
            ------------

            (a) Notices shall be deemed given at the sooner of when actually received or (i) if by mail: Three (3) days following deposit in the United States mail, postage prepaid; (ii) By overnight express delivery: the Business Day following the day when sent; (iii) By hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day); and (iv) By Facsimile transmission: If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 12 - TERM OF AGREEMENT.
------------------------------

     12-1.  Termination Of Revolving Credit and Agreement.
            ---------------------------------------------

            (a) The Working Capital Line shall be terminated upon the sooner of (the "WORKING CAPITAL LINE MATURITY DATE"):

                (i) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code; or

                (ii) at the Lender's option, upon or after the occurrence of an Event of Default, as defined hereunder; or

                (iii)  September 24, 1997.

            (b) The Equipment Line shall be terminated upon the sooner of (the "EQUIPMENT LINE MATURITY DATE"):

                (i) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code; or

                (ii) at the Lender's option, upon or after the occurrence of an Event of Default, as defined hereunder; or

                (iii)  March 31, 1997.

            (c) All amounts borrowed or advanced under the Working Capital Line shall be due and payable on the Working Capital Line Maturity Date.

            (d) All amounts, borrowed or advanced under the Equipment Line, shall be repaid as provided in Section 1-8(b) hereof.

            (e) The within Agreement shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the within Agreement is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 13 - GENERAL.
--------------------

     13-1.  Protection of Collateral.  The Lender shall have no duty as to
            ------------------------
the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

     13-2.  Successors and Assigns.  This Agreement shall be binding upon
            ----------------------
the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     13-3.  Severability.  Any determination that any provision of this
            ------------
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     13-4.  Amendments.  Course of Dealing.
            ------------------------------

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined (any of which changes may be made by the Lender in its discretion) shall obligate the Lender to continue to determine Availability in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofor made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded by the Lender in the event that any of such representations or warranties was not true and complete in all material respects when given.

     13-5.  Power of Attorney.  In connection with all powers of attorney
            -----------------
included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated.

     13-6.  Application of Proceeds.  The proceeds of any collection, sale,
            -----------------------
or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable to the Lender for any deficiency remaining following such application.

     13-7.  Lender's Costs and Expenses.  The Borrower shall pay on demand
            ---------------------------
all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account in accordance with the terms of this Agreement.

     13-8.  Copies and Facsimiles.  This Agreement and all documents which
            ---------------------
relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     13-9.  Massachusetts Law.  This Agreement and all rights and
            -----------------
obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

     13-10.  Consent to Jurisdiction.
             -----------------------

            (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Middlesex County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

            (b) The Borrower WAIVES personal service of any and all process upon
                             ------
it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

            (c) The Borrower WAIVES, at the option of Lender, any objection
                             ------
based on forum non conveniens and any objection to venue of any action or
         --------------------
proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

            (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

            (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought in the Superior Court of Middlesex County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     13-11.  Indemnification.  The Borrower shall indemnify, defend, and
             ---------------
hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

     13-12.  Rules of Construction.
             ---------------------

             (a) The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                 (i) Words in the singular include the plural and words in the plural include the singular.

                 (ii) Headings (indicated by being underlined) and the Table of
                                                   ----------
Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.

                 (iii)  The words "includes" and "including" are not limiting.

                 (iv) The words "may not" are prohibitive and not permissive.

                 (v)  The word "or" is not exclusive.

                 (vi) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.

                 (vii)  The symbol "$" refers to United States Dollars.

                 (viii) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely the provision in which such reference is included.

                 (ix) Except as otherwise specifically provided, all references to time are to Boston time.

                 (x) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder, unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

             (b) The Loan Documents shall be construed and interpreted in a harmonious manner, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

     13-13.  Intent. It is intended that
             ------

             (a) This Agreement take effect as a sealed instrument.

             (b) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

             (c) The Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion.

     13-14.  Right of Set-Off.  Any and all deposits or other sums at any
             ----------------
time credited by or due to the undersigned from the Lender and any cash, securities, instruments or other property of the undersigned in the possession of the Lender, whether for safekeeping or otherwise (regardless of the reason the Lender had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender, and may be applied or set off against the Liabilities and against the obligations of the undersigned to the Lender including, without limitation, those arising hereunder, at any time, whether or not such are then due and whether or not other collateral is then available to the Lender.

     13-15.  Maximum Interest Rate.  Regardless of any provision of any
             ----------------------
Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

       13-16.  Waivers.
               -------

               (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection (b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

               (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
             ------

                   (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                   (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                   (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                   (iv) The benefits or availability of any stay, stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                   (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                   (vi) Any claim to consequential, special, or punitive damages.

                              SEACHANGE INTERNATIONAL, INC.
                              ("BORROWER")


                              By:  /s/ Joseph S. Tibbetts, Jr.
                                   ---------------------------

                              Print Name: Joseph S. Tibbetts, Jr.
                                         ------------------------

                              Title:  Vice President, Finance and
                                      ---------------------------
                              Administration, Chief Financial Officer and
                              -------------------------------------------
                              Treasurer
                              ---------


                              BAYBANK, N.A.
                              ("LENDER")


                              By:    /s/ Stephen C. Buzzell
                                     ----------------------

                              Print Name: Stephen C. Buzzell
                                          ---------------------

                              Title: Vice President
                                     -------------------

                                    EXHIBITS
                                    --------


          The following Exhibits to this Loan and Security Agreement are respectively described in the Section indicated below. Those schedules for which no information has been inserted or provided shall be deemed to read "None."

Exhibit 5-2            Related Entities                  (S)5-2
Exhibit 5-4            Trade Names                       (S)5-4
Exhibit 5-5            Other Locations                   (S)5-5
Exhibit 5-7            Indebtedness                      (S)5-7
Exhibit 5-8            Insurance Policies                (S)5-8
Exhibit 5-9            Licenses                          (S)5-9
Exhibit 5-10           Leases                            (S)5-10
Exhibit 5-11           Material Contracts                (S)5-11
Exhibit 5-14           Tax Liabilities Not Filed         (S)5-14
Exhibit 5-18           Litigation                        (S)5-18
Exhibit 8-10           Financial Covenants               (S)8-10


                                  EXHIBIT 8-10
                                  ------------

                              FINANCIAL COVENANTS
                              -------------------

      1. No Losses. The Borrower shall not show a loss, on a quarterly or annual
         ---------
basis.

      2. Quick Ratio. The Borrower shall not permit the ratio computed by
         -----------
dividing (A) Liquid Assets (as defined herein), by (B) the Borrower's Current Liabilities (as defined herein), to be less than the following amounts for the following periods:



   Fiscal Quarter Ending           Quick Ratio
   ---------------------           -----------
       June 30, 1996                 0.40:1
    September 30, 1996               0.40:1
     December 31, 1996               0.80:1
    March 31, 1997, and
 thereafter                          1.50:1

      3. Debt to Tangible Net Worth. The Borrower shall not permit the ratio of
         --------------------------
the Borrower's Debt (as defined herein) to Tangible Net Worth (as defined herein) to exceed the following amounts for the following periods:


   Fiscal Quarter Ending       Debt to Tangible Net Worth
   ---------------------       --------------------------
       June 30, 1996                   4.50:1
    September 30, 1996                 4.50:1
     December 31, 1996                 3.50:1
    March 31, 1997, and
 thereafter                            0.75:1


      4. Tangible Net Worth. The Borrower shall have a Tangible Net Worth (as
         ------------------
defined herein) of at least $4,000,000.00 by June 30, 1996, and thereafter, Net Worth shall be no less than the aggregate of (a) $4,000,000.00, and (b) seventy-five percent (75.0%) of cumulative Net Profit (without offsetting for any losses), and (c) ninety-five percent (95.00%) of any equity investment (net of expenses) made thereafter.


      5.  Limitation on Purchase Money Liens and Equipment Leases.  The
          -------------------------------------------------------
Borrower shall not have outstanding, at any time, equipment leases or purchase money liens which have a total liability, at any time, of more than $750,000.00.

      6.  Minimum Cash Flow Coverage.  The Borrower shall not permit the
          --------------------------
ratio of Operating Cash Flow to the total Fixed Charges to be less than the following amounts for the following periods, on a rolling four (4) quarter basis:

     Fiscal Quarter Ending        Ratio
     ---------------------        -------
June 30, 1996, and thereafter    1.5:1.0